UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 24, 2008, Global Payments Inc. (the “Company”) was saddened to learn of the death of Mr. Raúl Limón Cortes, President and Chief Executive Officer, DolEx Dollar Express, Inc. (“DolEx”). On March 23, 2008, Mr. Limón Cortes was involved in a fatal car accident in Mexico. He had served as the President and Chief Executive Officer of DolEx since 1996. The Company acquired DolEx in 2003.

On March 24, 2008, the Company named two long-term members of the DolEx management team to new posts, both of which report to Mr. James G. Kelly, the Company’s Senior Executive Vice President and Chief Operating Officer. Mr. George Zelinski was named President of North American Money Transfer and Mr. Jose Salinas Nilson was named President of European Money Transfer. Mr. Kelly has held executive responsibility for DolEx since 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc. (Registrant)

Date: March 24, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde Chief Financial Officer